Capstone Companies, Inc. Reports 2014 Results

•	Strategic actions during 2014 expected to drive significant future growth

•	Generated $5.1 million of cash from operations during 2014

DEERFIELD BEACH, FL, March 27, 2015 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), leader in LED power failure lighting solutions and innovator of LED lighting designs, today reported its financial results for 2014.

Stewart Wallach, Capstone’s CEO, commented, “During 2014 we took several important steps to help Capstone grow and become a leader in LED lighting industry.  We partnered with Light Engine Ltd., a major player in the LED lighting industry, to accelerate product line expansion and bring new innovations to market faster.  Additionally, as announced at our mid-February Strategic Update, we recently secured the exclusive N. A. trademark license for the Hoover® brand for LED lighting products.  Hoover® is a household icon and one of the most trusted brands in America!  For more than 100 years, the Hoover® brand has provided America’s homeowners with innovative floor care products and a dedication to premium quality and customer service.  We are proud to brand our extended LED lighting programs with the Hoover® trademark and will formally launch our Hoover® LED Home program at the International Hardware Show in May 2015. We have passed a major hurdle in achieving the levels of sales growth that I believe our innovative products are capable of.  We now can leverage this highly-respected and well-known brand to help expand our LED lighting programs.

“Transitioning to the new brand requires a short-term interruption to our sales levels to ensure a smooth transition on our major retail customer’s store shelves, but as we have previously said that was recognized at the outset of this strategy and will only be temporary in nature.  Once we begin distributing our Hoover® branded products to our customers, my expectation is for sales to fully recover quickly and resume or improve on the growth trajectory that we experienced in the quarters prior to this planned interruption of sales.”

2014 Review

Revenue for 2014 was $13.6 million, a decrease of $1.0 million from 2013 which reflects two major factors.  The Company’s decision to exit the book light category in 2014, as a result of declining consumer interest due to the growing use of digital reading technologies, accounted for approximately $570 thousand of the revenue decline.  Additionally, the labor dispute and resulting disruption of services at ports on the United States West Coast resulted in product shipment delays and lost retailer promotional periods.

Gross profit decreased to $2.8 million, or 20.4% of sales, from $3.6 million or 24.7% of sales in 2013.  Gross profit and margin were impacted by the reduced sales levels and the combined effect of $1.1 million of strategic promotional and manufacturing expenses in 2014.

Operating expenses for 2014 were $2.9 million compared with $2.5 million in the prior-year period.  In 2014, $1.3 million of the operating expenses were strategic investments for the expansion of Capstone’s Hong Kong office infrastructure, direct product advertising expenses and new product development.

Operating loss was $0.1 million for 2014 compared with operating income of $1.1 million in the corresponding period of 2013.

Net loss was $0.4 million which was down from net income of $0.7 million in 2013.  The expansion of the Company’s infrastructure, significant product promotions, advertising expenses and product development expenditures impacted 2014 net income by a total of $2.2 million.

Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Friday, March 27, 2015 at 10:30 a.m. ET.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialling (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 1:30 p.m. ET the day of the teleconference until Friday, April 3, 2015.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 13600776.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:
This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information, contact

Company:	Investor Relations:
Aimee Gaudet	Garett Gough, Kei Advisors LLC
Corporate Secretary	(716) 846-1352
(954) 252-3440, ext 313	ggough@keiadvisors.com

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2014	2013

Revenues	$13,624,518	$14,593,826
Cost of sales	(10,842,813)	(10,983,364)
Gross profit	2,781,705	3,610,462
Gross margin	20.4%	24.7%

Operating expenses:
Sales and marketing	315,566	489,791
Compensation	1,406,709	972,922
Professional fees	189,734	326,077
Product development	374,245	225,754
Other general and administrative	604,823	479,298
Total operating expenses	2,891,077	2,493,842
Net operating (loss) income	(109,372)	1,116,620
Operating margin	-0.8%	7.7%

Other expense:
Interest expense	(327,962)	(389,486)
Total other expense	(327,962)	(389,486)

Income (loss) before tax provision	(437,334)	727,134

Provision for income tax	-	-

Net (loss) income	$(437,334)	$727,134

Income per common share
Basic	$-	$-
Diluted	$-	$-

Weighted average shares outstanding
Basic	654,524,231	657,503,683
Diluted	654,524,231	813,450,260

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013
Assets:
Current Assets:
Cash	$313,856	$436,592
Accounts receivable - net	977,597	6,927,238
Advances	14,456	-
Inventory	128,984	298,099
Prepaid expense	358,046	1,082,784
Total Current Assets	1,792,939	8,744,713

Fixed Assets:
Computer equipment & software	12,272	66,448
Machinery and equipment	299,693	667,096
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(223,589)	(661,210)
Total Fixed Assets	94,041	77,999

Other Non-current Assets:
Product development costs - net	-	19,664
Deposit	12,193	-
Investment (AC Kinetics)	500,000	500,000
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,448,213	2,455,684
Total Assets	$4,335,193	$11,278,396

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$644,629	$1,931,527
Note payable - Sterling Factors	286,945	4,237,144
Notes and loans payable to related parties - current maturities	1,936,679	3,220,074
Total Current Liabilities	2,868,253	9,388,745

Commitments and Contingent Liablities

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued 1,000 shares	1,000	1,000
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, 654,010,532 & 657,760,532 shares issued at December 31, 2014 & December 31, 2013	65,401	65,777
Additional paid-in capital	7,187,058	7,172,059
Accumulated deficit	(5,786,519)	(5,349,185)
Total Stockholders' Equity	1,466,940	1,889,651
Total Liabilities and Stockholders’ Equity	$4,335,193	$11,278,396

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net (loss) income	$(437,334)	$727,134
Adjustments necessary to reconcile net (loss) income to net cash used in operating activities:
Stock issued for expenses	-	14,064
Stock cancellation	(28,877)	-
Depreciation and amortization	81,220	95,756
Compensation expense from stock options	43,500	20,250
Accrued sales allowance	155,346	-
(Increase) decrease in accounts receivable	5,794,295	(4,253,683)
(Increase) decrease in inventory	169,115	286,271
(Increase) decrease in prepaid expenses	724,738	(731,781)
(Increase) decrease in other assets	(14,456)	(23,972)
Increase (decrease) in accounts payable and accrued expenses	(1,286,898)	817,361
Increase (decrease) in accrued interest on notes payable	(63,395)	104,643
Net cash provided by (used in) operating activities	5,137,254	(2,943,957)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment	-	(500,000)
Deposits	(12,193)	-
Purchase of property and equipment	(77,598)	(12,695)
Net cash provided by (used in) investing activities	(89,791)	(512,695)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	14,700,000	12,737,405
Repayments of notes payable	(18,650,199)	(9,745,420)
Proceeds from notes and loans payable to related parties	950,000	4,538,000
Repayments of notes and loans payable to related parties	(2,170,000)	(4,048,000)
Net cash provided by (used in) financing activities	(5,170,199)	3,481,985

Net (Decrease) Increase in Cash and Cash Equivalents	(122,736)	25,333
Cash and Cash Equivalents at Beginning of Year	436,592	411,259
Cash and Cash Equivalents at End of Year	$313,856	$436,592